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                                                                    Exhibit 10.5

[LOGO] AEROSONIC CORPORATION

                              CONSULTING AGREEMENT

          This Consulting Agreement ("this Agreement") is made this 20th day of May 2003 by and between Aerosonic Corporation, a Delaware corporation (the "Company"), and J. Mervyn Nabors (the "Consultant") residing at 271 Bayside Dr. Clearwater, FL 33767.

          WHEREAS, the Company wishes to engage the services of the Consultant as an independent contractor, and Consultant wishes to be engaged by the Company as such, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for these and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agree as follows:

     1. Duration of Agreement. This Agreement between the Company and the Consultant shall commence on the date first above written and shall be for a period of one year from such date, unless earlier terminated pursuant to the provisions of Section 6 hereof. Upon mutual consent, this Agreement may be extended at the end of the original term for a period of one year.

     2. Duties of Consultant. The Consultant shall serve the Company well and faithfully and shall, at all times, use his best efforts to promote the interest of the Company and it subsidiaries. The Consultant shall comply with all lawful requests and directions given to him by the President of the Company (the "President") and shall supply the President with such information and reports as the President may from time to time reasonably request. All duties of and undertakings by the Consultant shall be as specifically assigned by the President.

     3. Confidential Information. The Consultant shall not disclose the confidential information made available to him pursuant to this Agreement or in his prior relationship with the Company or any subsidiary or affiliate of the Company, to any person other than such persons as the Company's Board of Directors or the President may direct or for the Company's purposes. The Consultant shall not use for his own purpose or for any purposes other than those of the Company, its subsidiaries or affiliates any information of a confidential nature in relation to the business of the Company or any subsidiary or affiliate that the Company may have or may acquire.

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[LOGO] AEROSONIC CORPORATION

     4. Compensation of Consultant. During the term of the Agreement provided for herein, the Consultant shall be paid a fee of $120,000 per year plus a car allowance of $18,000 per year, both of which will be paid on a bi-weekly basis.

     5. Benefits. During the term of this Agreement, the Consultant shall be entitled to participate in and shall receive such health insurance and retirement benefits from the Company as are afforded to employees of Company (notwithstanding that Consultant is an independent contractor), subject to benefit plan restrictions and Company policy as it may be in effect from time to time.

     6. Termination of Agreement. This Agreement shall terminate upon the death of the Consultant and may be terminated by the Company at its option, by notice in writing to the Consultant prior to said termination, upon the occurrence of any of the following events:

               (a) The material breach by the Consultant of any provision of this Agreement, which breach (if capable of being cured) has not been cured within fifteen (15) days of notice of such breach;

               (b) A determination by the Board of Directors that the Consultant has committed willful or reckless misconduct, failed to follow Company policy or a direction from Management, or committed a material breach of a generally accepted industry standard since the inception of this agreement; or

               (c) A determination by the Board of Directors that the Consultant should be discharged for any other reason, with or without cause.

          Upon termination of the Consultants engagement under this Agreement, neither the Company nor the Consultant shall have any further duties or obligations hereunder, except that the Consultant shall continue to be bound in all respects by his obligations concerning confidential information pursuant to Section 3 hereof and his obligations under
          Section 7 hereof, and except as specified in the last sentence of this Section. The obligations of the Consultant under Section 7 hereof shall continue for a period of three (3) years from the date of any form of termination of this Agreement. In the event of a termination of this Agreement pursuant to Section 6(c) hereof, the Company shall during the remainder of the one year term specified in Section 1 hereof, continue to pay the Consultant's fee pursuant to Section 4 hereof and provide the Consultant with the benefits provided for pursuant to Section 5 hereof so long as the Consultant shall not be materially in breach of any provision of this Agreement.

     7.   Non-Competition.

               (a) The Consultant agrees that from and after the date hereof and ending on the third anniversary of the termination date of the Consultant Agreement

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[LOGO] AEROSONIC CORPORATION

                    hereunder he will not, directly or indirectly, engage in or be concerned with or interested in, advise, lend money to, guarantee the debts or obligations of, or permit his name or any part there of to be used or employed by, any business (whether as a proprietor, partner, joint venturer, employer, agent, employee, consultant, officer, beneficial or record owner [other than as a passive investor owning less than a 2% interest in a publicly held Company]) which is competitive in any respect with any of the businesses of the Company and its subsidiaries as conducted as of the date this Agreement, during the performance of this Agreement, or at the date this Agreement is terminated. In the event that this Agreement is assigned to any entity other than a subsidiary of the Company, this non-competition clause shall refer to the businesses of the Company and its subsidiaries and not those of the assignee as of the date of any such assignment.

               (b) If any of the foregoing provisions relating to the duration, business or geographic scope of this covenant shall be held to be more restrictive than permitted by the law of the jurisdiction in which the Company seeks enforcement thereof by the final determination of a court of competent jurisdiction, and all appeals therefore shall have failed or the time for such appeals shall have expired, such provision, shall be limited to the extent permitted by law.

               (c) It is agreed that it would be impossible to fully compensate the Company for damages for breach of the obligations of the Consultant hereunder. Accordingly, the Consultant and the Company specifically agree that the Company and any of its affiliates or successors shall be entitled to temporary and permanent injunctive relief to enforce such obligations and that such relief may be granted without the necessity of proving actual damages.

     8. Inventions. The Consultant hereby warrants and represents that during the course of his prior employment and other relationship with the Company and its subsidiaries, he has promptly disclosed in writing to the Company and its subsidiaries any and all conceptions and ideas for inventions and improvements, relating to the Company and its subsidiaries, and the Consultant hereby confirms that he shall continue to do so in the performance of this Agreement. Further, the Consultant hereby assigns and agrees to assign all of his interests in any such inventions and proprietary rights, royalty-free, to the Company or its nominee. Whenever requested to do so by the Company, the Consultant shall execute and deliver to the Company any and all applications, assignments or other instruments to confirm the Company's interest in such inventions and proprietary rights. Whenever requested to do so by the Company, the Consultant shall execute and deliver to the Company any and all applications, assignments and other instruments and do such other acts that the Company shall request to apply for

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[LOGO] AEROSONIC CORPORATION

     and obtain any patents and copyrights that may relate to the Consultant's prior relationship with the Company and his services under this Agreement.

9. Release of Employment Claims. In consideration of this Agreement, other compensation paid by the Company to the Consultant through the date hereof, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Consultant hereby agrees as follows. The Consultant knowingly and voluntarily releases and forever discharges the Company and its subsidiaries, officers, directors, agents and other representatives (collectively the "Releasees") of and from any and all claims that the Consultant has or may have against the Releasees, arising out of any employment contract or any employment relationship the Consultant has or may have with the Company or any of its subsidiaries. The Consultant further warrants, represents and certifies that all employment agreements that he has or may have with the Company or any of its subsidiaries is hereby terminated and shall have no further force or effect.

10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to the principles of conflicts of law thereof.

11. Entire Agreement. Waiver. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and there are no terms or conditions relating to the subject matter hereof other than those contained in this Agreement. No variation hereof shall be deemed valid unless in writing and signed by the parties hereto and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto or by a writing signed by the parties hereto. No waiver by either party of any provision or condition of this Agreement to be performed by the Consultant or the Company shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time. It is agreed that this Agreement supersedes and nullifies all previous employment agreements and employment arrangements between the parties.

12. Severability. Each provision of this Agreement is intended to be severable from the others so that if any provision or term hereof is determined to be illegal or invalid form any reason whatsoever, such illegality or invalidity shall not be affect the validity of the remaining provisions and terms hereof.

13. Assignment. This Agreement may not be assigned without prior written consent of the parties hereto, except that the Company many assign this
     Agreement: (i) to any of the Company's divisions, subsidiaries or affiliates without the Consultant's consent, or (ii) upon the Consultant's prior consent, which consent shall not be unreasonably withheld, to any assignees, licensees or purchaser of the assets of the Company.

14. Notices. Any notice or other communication given or rendered hereunder by either party hereto shall be in writing and delivered personally or sent by registered or

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[LOGO] AEROSONIC CORPORATION

     citified mail, postage prepaid, if to the Company, addressed to the Company at 1212 N. Hercules Avenue, Clearwater, FL 33765, Attention: David A. Baldini or his designee, and if to the Consultant, addressed to the Consultant at his residence address as set forth above.

15. Captions. The paragraph captions are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

                                             "the Consultant":


                                        /s/ J.Mervyn Nabors
                                        ----------------------------------------
                                        J. Mervyn Nabors

                                             the "Company":

                                        Aerosonic Corporation


                                        By: /s/ David A. Baldini
                                            ------------------------------------
                                            David A. Baldini, President

                                [SEAL]             Yvonne Elliott
                                         Notary Public -  State of Florida
                                        My Commission Expires OCT 18, 2005
                                               Commission  DD050648
                                          Bonded By National Notary Assn.


                                                /s/ Yvonne Elliott